Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS REPORTS

STRONG SECOND QUARTER 2010 FINANCIAL RESULTS

•	Total quarterly revenues increase 6 percent versus prior year; branded drug sales up 8 percent

•	Reported diluted EPS of $0.44, up 69 percent from prior year; adjusted diluted EPS of $0.81, reflecting growth of 11 percent from 2009

•	Company reiterates previous financial guidance of revenues in a range of $1.63B to $1.68B

•	Company increases adjusted diluted EPS to a range of $3.25 to $3.30 and now expects Reported or GAAP diluted EPS to be in a range of $1.99 to $2.07

CHADDS FORD, Pa., July 30, 2010 — Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the second quarter 2010.

Total revenues during the second quarter of 2010 increased 6 percent to $396.5 million, compared with $373.1 million in the same quarter of 2009. Net income for the three months ended June 30, 2010 was $51.5 million, compared with $30.0 million in the comparable 2009 period. As detailed in the supplemental financial information below, adjusted net income for the three months ended June 30, 2010, was $94.7 million, compared with $85.9 million in the same period in 2009. Reported diluted earnings per share for the quarter ended June 30, 2010, were $0.44 compared with $0.26 in the second quarter of 2009. Adjusted diluted earnings per share for the same period were $0.81, compared with $0.73 reported in 2009.

	2nd Quarter			Six Months Ended June 30
($ in thousands, except per share amounts)	2010	2009	Change	2010	2009	Change
Total Revenues	$396,524	$373,108	6%	$760,936	$708,408	7%
Reported Net Income	51,460	30,029	71%	111,815	69,066	62%
Reported Diluted EPS	0.44	0.26	69%	0.95	0.59	61%
Adjusted Net Income	94,699	85,867	10%	181,881	164,890	10%
Adjusted Diluted EPS	$0.81	$0.73	11%	$1.55	$1.41	10%

“I’m very pleased with the state of our business today. We had a very good second quarter with strong revenues and earnings,” said Dave Holveck, president and CEO of Endo. “We’re executing our business strategy well and accomplishing our goals for this year. I believe we are on the right path to sustainable, long-term growth and to becoming one of our industry’s premier providers of comprehensive healthcare solutions.”

Second Quarter 2010 Financial Results and Full Year 2010 Financial Guidance

The second quarter benefitted from good contributions from across our business. Branded drug sales rose 8 percent, year-over-year, reflecting strong growth by key products in pain, urology and oncology. Revenues from our generics business decreased 9 percent. Prior year results for generics benefited from an unusual market shortfall in the supply for certain generic pain treatment products. Our new products are performing better than anticipated, particularly SUPPRELIN® LA. The innovative use of Endo’s HYDRON® Implant Technology in this product is becoming the first choice in treating central precocious puberty and sales are up 67 percent over the second quarter of 2009.

The company continues to anticipate revenues of between $1.63 and $1.68 billion this year. However, the company expects that a combination of continued strong performance in its current lines of business, an earlier close of the HealthTronics acquisition than assumed in previous expectations, and continued cost containment initiatives will improve adjusted diluted earnings per share. As a result, at current exchange rates, adjusted diluted earnings per share is now expected to be between $3.25 to $3.30 per share. Reported (or GAAP) diluted earnings per share are now expected to be between $1.99 to $2.07 per share, reflecting incremental milestone payments to R&D partners and the purchase accounting impact of the HealthTronics acquisition, among other factors.

Selected Operating Highlights

FORTESTATM Complete Response

On July 1, 2010, Endo Pharmaceuticals announced that the company submitted a complete response to the U.S. Food and Drug Administration (FDA) following the company’s receipt of a Complete Response letter in October 2009 related to the New Drug Application (NDA) submission for FORTESTATM (testosterone) 2% gel.

The FDA has informed Endo Pharmaceuticals that the response is considered to be complete and has issued a PDUFA date of Dec. 30, 2010. The company’s Class 2 resubmission is the next step in its intention to offer FORTESTA as a treatment option in the United States for men diagnosed with low testosterone (Low T), also known as hypogonadism.

Agreement with Impax Laboratories to Settle OPANA® ER Patent Litigation

On June 8, 2010, Endo Pharmaceuticals and Penwest Pharmaceuticals announced that the companies settled litigation with Impax Laboratories, Inc. regarding its production and sale of generic formulations of OPANA ER (oxymorphone hydrochloride) Extended Release tablets.

Under the terms of the settlement, Endo and Penwest have agreed to grant a license to sell a generic of OPANA ER on Jan. 1, 2013. Impax Laboratories will have 180-days of exclusivity for 5, 10, 20, 30 and 40 mg tablets.

HealthTronics Acquisition Complete

On July 15, 2010, Endo Pharmaceuticals announced the completion of its acquisition of HealthTronics, Inc. a leading U.S. provider of urological products and services, located in Austin, Texas. HealthTronics is now a wholly owned subsidiary of Endo.

Endo Pharmaceuticals Introduces 500 mg Dose of Mycophenolate Mofetil

On July 16, 2010, Endo Pharmaceuticals received an ANDA approval from the FDA for a 500 mg dose of Mycophenolate Mofetil.

A 250 mg dose of Mycophenolate Mofetil was launched in March 2010. Mycophenolate Mofetil is used in combination with medications such as cyclosporine or corticosteroids to keep the body’s immune system from attacking and rejecting a transplanted organ (e.g., kidney, liver, heart).

Selected Product Review

PAIN PRODUCTS

LIDODERM® : For the quarter ended June 30, 2010, net sales of LIDODERM were $196.1 million, compared with $195.5 million reported in the same period a year ago. For the six months ended June 30, 2010, net sales of LIDODERM were $378.7 million, compared with $367.1 million reported in the same period a year ago. The company continues to expect low single-digit growth for Lidoderm in 2010.

OPANA® ER and OPANA®: Combined net sales for the OPANA franchise increased 34 percent to $73.8 million for the second quarter 2010, compared with $55.2 million in the same period a year ago. Combined net sales for the OPANA franchise increased

30 percent to $140.0 million for the six months ended June 30, 2010, compared with $108.0 million in the same period a year ago.

FROVA® : Net sales of FROVA were $14.7 million for the three months ended June 30, 2010, compared with $15.2 million for the same period in 2009. Net sales of FROVA were $29.8 million for the six months ended June 30, 2010, compared with $27.5 million for the same period in 2009.

Voltaren® Gel: Second quarter 2010 net sales of Voltaren Gel were $26.3 million, compared with $25.5 million for the same period in 2009. Net sales of Voltaren Gel for the six months ended June 30, 2010 were $46.7 million, compared with $37.9 million for the same period in 2009.

ONCOLOGY/ENDOCRINOLOGY PRODUCTS

SUPPRELIN® LA: Net sales of SUPPRELIN LA for the second quarter were $12.2 million compared with $7.3 million for the same period in 2009. Net sales of SUPPRELIN LA for the six months ended June 30, 2010 were $22.8 million compared with $10.0 million for the same period in 2009.

VANTAS® : Net sales of VANTAS for the second quarter were $5.0 million compared with $5.7 million for the same period in 2009. Net sales of VANTAS for the six months ended June 30, 2010 were $9.3 million compared with $7.6 million for the same period in 2009.

VALSTARTM : Net sales of VALSTAR for the second quarter were $4.0 million. Net sales of VALSTAR for the six months ended June 30, 2010 were $7.8 million.

OTHER BRANDED PRODUCTS

For the second quarter of 2010, net sales of other branded products were $2.5 million, compared with $3.9 million in the same period in 2009. For the six months ended June 30, 2010, net sales of other branded products were $5.4 million, compared with $8.3 million in the same period in 2009.

GENERIC AND NON-PROMOTED PRODUCTS

For the second quarter of 2010, net sales from the company’s generic products were $27.7 million, compared with $30.3 million in the same period in 2009. For the six months ended June 30, 2010, net sales from the company’s generic products were $53.6 million, compared with $72.7 million in the same period in 2009. Net sales of Percocet® were $31.8 million for the three months ended June 30, 2010, compared with net sales of

Percocet® in the same period in 2009 of $32.0 million. For the six months ended June 30, 2010, net sales of Percocet® were $60.5 million, compared with $65.7 million in the same period in 2009.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 10:00 a.m. ET. Investors and other interested parties may call 866-730-5769 (domestic) or 857-350-1593 (international) and enter passcode 59629823. Please dial in

10 minutes prior to the scheduled start time.

A replay of the call will be available from July 30 at 1:00 p.m. ET until 12:00 a.m. ET on August 7 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 55344063.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on August 7. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended June 30, 2010 and June 30, 2009:

	Actual Reported (GAAP)	Adjustments			Adjusted
Three Months Ended June 30, 2010 (unaudited)
Total Revenues	$396,524	$			$396,524

Costs and expenses:
Cost of revenues	107,216		(17,135	)(1)	90,081
Selling, general and administrative	133,251		(4,006	)(2)	129,245
Research and development	44,656		(15,911	)(3)	28,745
Impairment of other intangible assets	13,000		(13,000	)(4)	—
Acquisition-related items	4,796		(4,796	)(5)	—

Operating income	93,605		54,848		148,453

Interest expense, net	9,984		(4,212	)(6)	5,772
Other (income), net	(201)		(35	)(7)	(236)

Income before income taxes	83,822		59,095		142,917
Income taxes	32,362		15,856	(8)	48,218

Net income	$51,460		$43,239		$94,699

Diluted earnings per share	$0.44				$0.81
Diluted weighted average shares	116,660				116,660

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.
(2)	To exclude certain costs incurred in connection with continued efforts to enhance the Company’s operations.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude an impairment of other intangible assets.
(5)	To exclude acquisition-related costs of $4,566 as well as the impact, under purchase accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $230.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,306 and to exclude amortization of the premium on debt acquired from Indevus of ($94).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings result from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

	Actual Reported (GAAP)	Adjustments			Adjusted
Three Months Ended June 30, 2009 (unaudited)
Total Revenues	$373,108	$			$373,108

Costs and expenses:
Cost of revenues	95,069		(19,247	)(1)	75,822
Selling, general and administrative	129,592		—		129,592
Research and development	48,508		(20,964	)(2)	27,544
Acquisition-related items	35,023		(35,023	)(3)	—

Operating income	64, 916		75,234		140,150

Interest expense, net	10,416		(3,188	)(4)	7,228
Other (income) expense, net	(1,515)		2,131	(5)	616

Income before income taxes	56,015		76,291		132,306
Income taxes	25,986		20,453	(6)	46,439

Net income	$30,029		$55,838		$85,867

Diluted earnings per share	$0.26				$0.73
Diluted weighted average shares	117,350				117,350

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products $15,599 and the impact of an Indevus inventory step-up recorded as part of acquisition accounting $3,648.
(2)	To exclude upfront and milestone payments to partners.
(3)	To exclude Indevus transaction and separation costs $9,093 as well as the impact, under purchase accounting, of the change in the future value of contingent consideration associated with the Indevus acquisition $25,930.
(4)	To exclude additional interest expense as a result of adopting ASC 470-20 and to exclude amortization of the premium on debt acquired from Indevus.
(5)	To exclude changes in fair value of financial instruments, net.
(6)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the six months ended June 30, 2010 and June 30, 2009 (in thousands, except per share data):

	Actual Reported (GAAP)	Adjustments			Adjusted
Six Months Ended June 30, 2010 (unaudited)
Total Revenues	$760,936	$			$760,936

Costs and expenses:
Cost of revenues	201,289		(34,352	)(1)	166,937
Selling, general and administrative	266,586		(9,008	)(2)	257,578
Research and development	73,824		(19,403	)(3)	54,421
Impairment of other intangible assets	13,000		(13,000	)(4)	—
Acquisition-related items	6,325		(6,325	)(5)	—

Operating income	199,912		82,088		282,000

Interest expense, net	19,788		(8,262	)(6)	11,526
Other income, net	(420)		(239	)(7)	(659)

Income before income taxes	180,544		90,589		271,133
Income taxes	68,729		20,523	(8)	89,252

Net income	$111,815		$70,066		$181,881

Diluted earnings per share	$0.95				$1.55
Diluted weighted average shares	117,346				117,346

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.
(2)	To exclude certain costs incurred in connection with continued efforts to enhance the Company’s operations.
(3)	To exclude a milestone-like payment and milestone and upfront payments to partners of $18,891 and certain costs incurred in connection with continued efforts to enhance the cost structure of the company of $512.
(4)	To exclude an impairment of other intangible assets.
(5)	To exclude Indevus related costs of $5,205 as well as the impact, under purchase accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $1,120.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $8,450 and to exclude amortization of the premium on debt acquired from Indevus of ($188).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings result from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

	Actual Reported (GAAP)	Adjustments		Adjusted
Six Months Ended June 30, 2009 (unaudited)
Total Revenues	$708,408	$—		$708,408

Costs and expenses:
Cost of revenues	178,078	(32,243	)(1)	145,835
Selling, general and administrative	249,598	—		249,598
Research and development	76,922	(30,402	)(2)	46,520
Acquisition-related items	61,428	(61,428	)(3)	—

Operating income	142,382	124,073		266,455

Interest expense, net	18,009	(6,969	)(4)	11,040
Other (income) expense, net	(410)	2,303	(5)	1,893

Income before income taxes	124,783	128,739		253,522
Income taxes	55,717	32,915	(6)	88,632

Net income	$69,066	$95,824		$164,890

Diluted earnings per share	$0.59			$1.41
Diluted weighted average shares	117,279			117,279

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products $26,976 and the impact of an Indevus inventory step-up recorded as part of acquisition accounting $5,267.
(2)	To exclude upfront and milestone payments to partners.
(3)	To exclude Indevus transaction and separation costs $35,498 as well as the impact, under purchase accounting, of the change in the future value of contingent consideration associated with the Indevus acquisition $25,930.
(4)	To exclude additional interest expense as a result of adopting ASC 470-20 of $7,709 and to exclude the amortization of the premium on debt acquired from Indevus of $740.
(5)	To exclude changes in fair value of financial instruments, net.
(6)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance

	Year Ending December 31, 2010
Projected GAAP diluted income per common share	$1.99	To	$2.07
Upfront and milestone-related payments to partners	$0.38		$0.33
Amortization of commercial intangible assets	$0.59		$0.59
Costs incurred in connection with continued efforts to enhance the cost structure of the Company	$0.08		$0.08
Indevus related costs and change in fair value of contingent consideration	$0.01		$0.01
Impairment of indefinite-lived intangibles	$0.11		$0.11
Costs related to the acquisition of HealthTronics, Inc.	$0.30		$0.30
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.15		$0.15
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus and HealthTronics acquisitions	$(0.36)		$(0.34)
Diluted adjusted income per common share guidance	$3.25	To	$3.30

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of June 30, 2010 and the acquisition of HealthTronics, Inc.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiary HealthTronics, Inc., please visit www.endo.com.

The following tables present Endo’s unaudited Total Revenues for the three months ended June 30, 2010 and June 30, 2009:

Endo Pharmaceuticals Holdings Inc.

Total Revenues (unaudited)

(in thousands)

	Three Months Ended June 30,
	2010	2009	Growth
LIDODERM®	$196,090	$195,472	0%
OPANA® ER and OPANA®	73,838	55,219	34%
PERCOCET®	31,805	32,014	(1)%
Voltaren® Gel	26,323	25,534	3%
FROVA®	14,680	15,187	(3)%
SUPPRELIN® LA	12,209	7,295	67%
VANTAS®	4,960	5,688	(13)%
VALSTARTM	4,016	—	NM
Other Brands	2,516	3,932	(36)%

Total Brands	$366,437	$340,341	8%
Total Generics	$27,684	$30,284	(9)%
Total Royalty and Other Revenue	$2,403	$2,483	(3)%

Total Revenues	$396,524	$373,108	6%

The following tables present Endo’s unaudited Total Revenues for the six months ended June 30, 2010 and June 30, 2009:

Endo Pharmaceuticals Holdings Inc.

Total Revenues (unaudited)

(in thousands)

	Six Months Ended June 30,
	2010	2009	Growth
LIDODERM®	$378,697	$367,108	3%
OPANA® ER and OPANA®	139,995	107,984	30%
PERCOCET®	60,478	65,704	(8)%
Voltaren® Gel	46,685	37,853	23%
FROVA®	29,762	27,479	8%
SUPPRELIN® LA	22,796	9,999	128%
VANTAS®	9,349	7,555	24%
VALSTARTM	7,766	—	NM
Other Brands	5,382	8,269	(35)%

Total Brands	$700,910	$631,951	11%
Total Generics	$53,560	$72,677	(26)%
Total Royalty and Other Revenue	$6,466	$3,780	71%

Total Revenues	$760,936	$708,408	7%

The following table presents Endo’s unaudited condensed consolidated cash flow data for the six months ended June 30, 2010 and June 30, 2009:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Cash Flow Data (unaudited)

(in thousands)

	Six Months Ended June 30,
	2010	2009
Net cash provided by operating activities	$176,356	$140,572
Net cash provided by (used in) investing activities	154,785	(424,758)
Net cash (used in) provided by financing activities	(47,332)	3,482

Net increase (decrease) in cash and cash equivalents	$283,809	$(280,704)

Cash and cash equivalents, beginning of period	$708,462	$775,693
Cash and cash equivalents, end of period	$992,271	$494,989

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of HealthTronics is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. The forward-looking statements in this press release and related conference call are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

#####